J.D. HUTT CORPORATION Regulation D (Rule 505) Offering

J.D. HUTT CORPORATION
9915 Bell Ranch Drive Santa Fe Springs, CA 90670 Telephone: 214-497-9433
Gentlemen:

The undersigned("investor") acknowledges that he has received and reviewed the business presentation, has met with company's CEO George Powell; has gone over the current financial information of J.D. HUTT CORPORATION., a Nevada Corporation. (" The Company"), and desires to subscribe for the Company's securities, pursuant to Section 4(2) of the Securities Act of 1933, and other applicable exemptions from registration, including Regulation D, Rule 505, in a private offering. This subscription is subject upon the undersigned meeting the minimum investor qualifications set forth herein.

The Shares being offered hereto are offered in reliance upon an exemption from registration with the Securities & Exchange Commission, ("SEC"). Accordingly, this offer has not been reviewed by the SEC or any State securities' boards, nor has any such agency made any finding or determination as to the fairness of investments in the Shares.

Check one: (X)Subscription - In connection with this subscription the undersigned hereby requests to purchase 100,000,000 million shares at .01 cents per share, for a total purchase price of $1,000,000 (ONE MILLION DOLLARS) In connection with this purchase the undersigned has the option to purchase an additional 100,000,000 shares at .01 cents per share for a total purchase price of $1,000,000 (ONE MILLION DOLLARS).
Company and Purchaser hereby agree to the following in connection with this subscription agreement:

Purchaser commits to abide by the following payment schedule for the first $1,000,000.00

a) $250,000 to be wired to company account on or about April, 1st 2015

b) $250,000 to be wired to company account on or about July, 1st 2015

c) $250,000 to be wired to company account on or about October, 1st 2015

d) $250,000 to be wired to company account on or about January, 1st 2016

e) Should any of the above payments NOT occur the purchaser will lose his right to purchase those shares at the current agreed upon price of .01/share.

f) In the event that the company and purchaser mutually agree to move forward with a second investment of $1,000,000 (ONE MILLION DOLLARS). The payment schedule will be as outlined below.

- $500,000 to be wired to company account on or about July, 1st 2016
- $500,000 to be wired to company account on or about October, 1st 2016

1. Representations and Warranties.

In connection with this investment in the Company, I represent and warrant as follows:

a) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

b) ____ (Initial if applicable) The Investor represents, warrants and covenants that he is a natural person over 21 years of age and that (a) his adjusted gross income was at least $200,000, or joint income with spouse in excess

of $300,000 annually for the previous two years and reasonably expects to have adjusted gross income of the same level in the current taxable year; or (b) **has a net worth of at least $1,000,000 (if a corporation, on a consolidated basis according to its most recent audited financial statements);** (c) he is acquiring the Units for his own account, for investment only, and not with a view toward the resale, transfer or further distribution thereof; (d) any sale or other disposition of the Units will not be made without registration or other compliance with the requirements of the Securities Act of 1933 and the rules and regulations thereunder, and any applicable state securities or blue sky laws; and (e) notwithstanding anything contained herein to the contrary, the Investor will not sell or otherwise dispose of his Units, except by operation of law, after the date on which the Company accepts the Investor's subscription offer; (f) by signing this document it is acknowledged that he has received, read and understood the memorandum and the exhibits thereto, that he is familiar with their contents and that all questions directed to the Company have been answered to his satisfaction and all requests for information directed to the Company have been fulfilled.c) Prior to tendering payment for the securities, I received a copy of the company's presentation, met with George Powell and had the opportunity to have all my questions answered.

d) Investor represents that he is acquiring the securities for his own investment and is aware of the applicable restrictions imposed upon the transferability and resale of the securities.e) Investor represents that he has previously invested in funds of a similar nature, investment objective and risk profile.

2. Responsibility. The Company will exercise its best judgment in the conduct of all matters arising out of or under this Agreement and will not be liable to the Investor for any loss or damage which may occur despite the good faith exercise of its best judgment.

3. Actions to be Brought Exclusively in California Courts. This Agreement shall be governed by and construed in accordance with the laws of the State of California (other than any such laws that would result in the application of the laws of any jurisdiction other than the State of California). The Investor agrees that any action or proceeding arising from, based upon, relating to, or in connection with this Agreement, the Operating Agreement and/or the offering document shall be brought solely and exclusively in a California State Court of competent jurisdiction. The Investor hereby expressly agrees not to file or commence any claim or lawsuit of any kind in any jurisdiction other than the State of California. The Investor hereby irrevocably and unconditionally consents to the exclusive jurisdiction of such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto. The Investor unconditionally waives any right it may have to a jury trial in any litigation action or proceeding arising from, based upon, relating to, or in connection with this Agreement, the Operating Agreement and/or the offering document. The Investor agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Investor and may be enforced in any other courts to whose jurisdiction such party is or may be subject by suit upon such judgment.

4. Miscellaneous.

(a) This Subscription Agreement will be governed by and construed exclusively in accordance with the Laws of the State of California without giving effect to the conflicts of law provisions thereof.

(b) This Subscription Agreement contains the entire agreement between the parties. The provisions of this Agreement may not be modified or waived except in writing signed by the parties hereto.

(c) The headings of this Agreement are for convenience or reference only and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

(d) This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

(e) The Investor may not assign any of his rights or interest in and under this Subscription Agreement without prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

(f) I am and my spouse or co-subscriber, if any, are resident(s) or citizen(s) of the United States for United States federal income tax purposes and if I or my co-subscriber, if any, are not resident(s) or citizen(s) of the United States for federal income tax purposes, I will furnish a form W-8 properly filled out and executed.(g) use of proceeds for funds: working capital

Bank Transfer details:
WELLS FARGO BANK
OAK PARK OFFICE
MAC E2139-011
604 LINDERO CANYON ROAD
OAK PARK CA, 91377
TELEPHONE 818-575-2660

ACCOUNT NAME: J D HUTT CORP.
ACCOUNT # 7785991238
ABA # 122000247

Please register the interests that I am purchasing as follows:

Name: Eric H. Schaffey, MD Date: 21 April 2015 As (check one)

[✓] Individual [ ] Tenants in Common [ ] Existing Partnership [ ] Joint Tenants [ ] Corporation
[ ] Trust
[ ] Minor with adult custodian under the Uniform Gift to Minors Act

For the person(s) or corporation who will be registered investor(s): 1 Elm Street

Signature of Subscriber **Residence Address**

Eric H. Schaffey, MD **Name of Subscriber (Printed)** Denver **City or Town**

Colorado 80220 USA

Signature of Co-Subscriber **State** **Zip Code** **Country**

720-550-8386

Name of Co-Subscriber (Printed) **Telephone**

450-88-8126

Subscriber Tax I.D. or (if applicable)
Social Security Number

—

Co-Subscriber Tax I.D. orSocial Security Number

escheffey@yahoo.com E-mail Address, if available

ALL INFORMATION WILL BE TREATED CONFIDENTIALLY TC \l3 "

SUBSCRIPTION AGREEMENT TC \l1 "